SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999, San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2008, at a meeting of the stockholders, the stockholders of Visa Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved and adopted a proposal to amend and restate the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate”) to eliminate unnecessary provisions and synchronize the directors’ terms with the Company’s annual meeting schedule. As a result, the Company filed a Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 14, 2008. The Fourth Amended and Restated Certificate of Incorporation became effective upon filing.

The foregoing summary of the amendments to the Certificate does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended and Restated Certificate of Incorporation.

A copy of the Fourth Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 14, 2008 is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 14, 2008, the Company issued a press release announcing that the proposal to amend and restate the Certificate to eliminate unnecessary provisions and synchronize the directors’ terms with the Company’s annual meeting schedule was approved by a majority vote of the stockholders of each class and series of the Company’s common stock. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Redemption of Class C (Series II) and Class C (Series III) Common Stock

On October 10, 2008, the Company completed the redemption of 79,748,857 shares of its Class C (Series II) Common Stock and 35,263,585 shares of its Class C (Series III) Common Stock held by Visa Europe Limited. This redemption was completed in accordance with the Certificate and was previously announced in a Current Report on Form 8-K, filed on April 3, 2008.

The net cash amount that the Company paid to Visa Europe Limited in connection with the redemption of all its outstanding shares of Class C (Series II) Common Stock and 35,263,585 shares of its Class C (Series III) Common Stock was USD$2,645,737,091.86. As required by the Certificate, the Company used the net proceeds from its March 25, 2008 initial public offering to fund the redemption.

Conversion of Class C (Series III) and Class C (Series IV) into Class C (Series I)

In addition, immediately after the completion of the partial redemption of the Class C (Series III) Common Stock in accordance with the Certificate, each outstanding share of Class C (Series III) Common Stock and Class C (Series IV) Common Stock automatically and without further action converted into one share of Class C (Series I) Common Stock.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Fourth Amended and Restated Certificate of Incorporation of Visa Inc.

99.1	Attached as Exhibit 99.1 is a press release issued by Visa Inc. on October 14, 2008, to announce that the proposal to amend and restate its certificate of incorporation to eliminate unnecessary provisions and synchronize the directors’ terms with the Company’s annual meeting schedule was approved by a majority vote of the stockholders of each class and series of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: October 14, 2008	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Visa Inc.

99.1	Press Release of Visa Inc., dated October 14, 2008.